UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49730	22-3374365
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01. Other Events.

On May 24, 2007, DOV Pharmaceutical, Inc. (“DOV” or the “Company”) distributed certificates representing 29,417,545 warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), to holders of the Company’s Common Stock as of the close of business on May 10, 2007 (the “Record Date”). Each warrant certificate evidences the right of the holder to purchase one share of Common Stock of the Company at an exercise price of $0.523. A copy of the Warrant Agreement, including the warrant certificate, was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 16, 2007. Holders of the Company’s Common Stock who receive warrant certificates will also receive a summary of the terms of the warrants. Such summary of the terms of the warrants is filed as Exhibit 99.1 to this Current Report on Form 8-K and, as noted therein, is qualified in its entirety by reference to the Warrant Agreement and the warrant certificate.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Warrant Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV PHARMACEUTICAL, INC.

Date: May 30, 2007	By:	/s/ Barbara Duncan
Barbara Duncan Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Warrant Summary